Exhibit 10.7

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement is entered into as of November 25, 2024 (this "Agreement"), by and between Cloudastructure, Inc., a Delaware corporation (the "Company"), and Atlas Sciences, LLC, a Utah limited liability company (the "Investor", and collectively with the Company, the “Parties”).

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase up to Fifty Million Dollars ($50,000,000.00) of the Company’s Common Stock (as defined below);

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Agreement" shall have the meaning specified in the preamble hereof.

“Applicable Laws” means all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Clearing Costs” means all the Investor’s brokerage firm, clearing firm, legal and Transfer Agent fees with respect to the Put Shares.

“Clearing Date” shall be the date on which the Investor receives the Put Shares in its brokerage account and such Put Shares are cleared and approved for trading by Investor’s brokerage firm.

"Closing" means one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.3.

"Closing Certificate" means the closing certificate of the Company in the form of Exhibit B hereto.

“Closing Date” means the date of any Closing hereunder.

“Closing Trade Price” means the closing trade price of the Company’s Common Stock on its Principal Trading Market on any given Trading Day as reported by Bloomberg, L.P.

"Commitment Period" means the period commencing on the Execution Date, and ending on the earlier of (i) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement equal to the Maximum Commitment Amount, (ii) twenty-four (24) months after the date of this Agreement, (iii) written notice of termination by the Company to the Investor (which shall not occur during any Valuation Period), or (iv) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors; provided, however, that the provisions of Articles III, IV, V, VI, IX and the agreements and covenants of the Company and the Investor set forth in Article X shall survive the termination of this Agreement.

“Commitment Shares” means shares of Common Stock equal to two percent (2%) of the Maximum Commitment Amount divided by the Closing Trade Price on the Initial Measurement Date, as may subsequently be adjusted from time to time as set forth herein.

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"Common Stock" means the Company's Class A common stock, $0.0001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

"Damages" means any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

“DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer Program.

“DWAC” means Deposit Withdrawal at Custodian as defined by the DTC.

“DWAC Eligible” means that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Commitment Shares or Put Shares, as applicable, are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Commitment Shares or Put Shares, as applicable, via DWAC.

“DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Execution Date" means the date of this Agreement.

"FINRA" means the Financial Industry Regulatory Authority, Inc.

“Initial Measurement Date” means the fifth (5th) Trading Day following the Listing Date.

"Investment Amount" means the dollar value equal to the number of Put Shares referenced in the applicable Put Notice multiplied by the applicable Purchase Price, minus the Clearing Costs.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Listing Date” means the first (1st) Trading Day that the Common Stock is traded on the Company’s Principal Market.

"Market Price" means the lowest daily volume weighted average price (VWAP) of the Company’s Common Stock on the Principal Market during the Valuation Period, in each case as reported by Bloomberg, L.P. or other reputable source designated by the Investor.

"Material Adverse Effect" means any effect on the business, operations, properties, or financial condition of the Company and the Subsidiaries that is material and adverse to the Company and the Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document.

"Maximum Commitment Amount" means Fifty Million Dollars ($50,000,000.00).

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“Median Daily Trading Volume” means the median daily trading volume of the Company’s Common Stock on the Principal Market during the five (5) Trading Days immediately preceding the respective Put Date.

"Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Principal Market" means trading from 9:30 AM to 4:00 PM ET on any of the national exchanges (i.e. NYSE, NYSE American, and Nasdaq).

"Purchase Price" means 95% of the Market Price on the date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement.

"Put" means the right of the Company to require the Investor to purchase shares of Common Stock, subject to the terms and conditions of this Agreement.

"Put Date" means any Trading Day during the Commitment Period that a Put Notice is deemed delivered pursuant to Section 2.2(b).

"Put Notice" means a written notice, substantially in the form of Exhibit A hereto, to Investor setting forth the Put Shares which the Company intends to require Investor to purchase pursuant to the terms of this Agreement.

"Put Shares" means all shares of Common Stock issued, or that the Company shall be entitled to issue, per any applicable Put Notice in accordance with the terms and conditions of this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement by and between the Company and the Investor, dated of as of even date herewith.

"Regulation D" means Regulation D promulgated under the Securities Act.

“Required Minimum Share Reserve” means, as of any date, the maximum aggregate number of shares of Common Stock potentially issuable at such time pursuant to the Transaction Documents, which shall be calculated on each such date as follows: the then remaining Maximum Commitment Amount divided by the Purchase Price on each such date, ignoring any beneficial ownership limitations set forth herein, except that such amount shall not exceed the number of Put Shares actually registered for resale under the Registration Statement.

"Rule 144" means Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

"SEC" means the United States Securities and Exchange Commission.

“Securities" means, collectively, the Put Shares and Commitment Shares.

"Securities Act" means the Securities Act of 1933, as amended.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Trading Day” means a day on which the Principal Market shall be open for business.

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“Transaction Documents” means this Agreement, the Registration Rights Agreement of even date, and all exhibits hereto and thereto.

"Transfer Agent" means the Company’s transfer agent as of the date of this Agreement and any successor transfer agent of the Company.

"Valuation Period" means the period beginning on the applicable Put Date and ending on the date that is four (4) Trading Days after the Clearing Date.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1 PUTS. Upon the terms and conditions set forth in this Agreement (including, without limitation, the provisions of Article VII), the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Put Notice from time to time during the Commitment Period, to purchase Put Shares (i) in a minimum amount not less than $25,000.00, and (ii) in a maximum amount up to the lesser of (a) $250,000.00, or (b) the Median Daily Trading Volume, or such other greater amount mutually agreed upon by the Parties; provided, however, in no event will the number of Put Shares exceed the Beneficial Ownership Limitation (as defined below). The minimum and maximum values described above will be determined by multiplying the number of Put Shares set forth in the applicable Put Notice by the closing trade price of the Common Stock on the Principal Market as reported by Bloomberg, L.P. on the Trading Day immediately preceding the date the Put Notice is delivered.

Section 2.2 MECHANICS.

(a) PUT NOTICE. Beginning fifteen (15) days following the Effective Date (as defined below), and at any time thereafter during the Commitment Period, except as provided in this Agreement, the Company may deliver a Put Notice to Investor, subject to satisfaction of the conditions set forth in Section 7.2 and otherwise provided herein. The Company shall deliver, or cause to be delivered, the Put Shares as DWAC Shares to the Investor within one (1) Trading Day following the Put Date.

(b) DATE OF DELIVERY OF PUT NOTICE. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by email by the Investor if such notice is received on or prior to 9:00 a.m. EST or (ii) the immediately succeeding Trading Day if it is received by email after 9:00 a.m. EST on a Trading Day or at any time on a day which is not a Trading Day. The Company shall not deliver a Put Notice to Investor during any Valuation Period, unless waived by the Investor in writing.

Section 2.3 CLOSINGS. At the end of the Valuation Period, the Investment Amount for the respective Put Shares shall be established as provided in this Agreement. If the value of the Put Shares delivered to the Investor causes the Company to exceed the Maximum Commitment Amount, then immediately after the Valuation Period the Investor shall return to the Company the surplus amount of Put Shares associated with such Put and the Investment Amount with respect to such Put shall be reduced by any Clearing Costs related to the return of such Put Shares. The Closing of a Put shall occur within one (1) Trading Day following the end of the respective Valuation Period, whereby the Investor shall deliver the Investment Amount by wire transfer of immediately available funds to an account designated by the Company. The Investment Amount for the first Put Notice submitted by the Company will be reduced by $15,000.00 to cover Investor’s legal and due diligence fees incurred in connection with this Agreement.

Section 2.4 PRINCIPAL MARKET REGULATION. The Company shall not affect any sales of the Put Shares under this Agreement and the Investor shall not have the obligation to purchase any Put Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Put Shares and Commitment Shares issued under this Agreement would exceed 19.99% of the outstanding Common Stock as of the date of this Agreement which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market (the “Exchange Cap”), subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock until the Company has obtained shareholder approval to issue shares of Common Stock hereunder exceeding the Exchange Cap (the “Approval”).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1 INTENT. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any Person in violation of the Securities Act or any applicable state securities laws; provided, however, that the Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2 NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.3 ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.4 AUTHORITY. The Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required. Each Transaction Document to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.5 NOT AN AFFILIATE. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.6 ORGANIZATION AND STANDING. The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents.

Section 3.7 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) violate any order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, (d) require the approval of any third-party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject or (e) result in a violation of Investor’s certificate or articles of incorporation, by-laws or other organizational or charter documents.

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Section 3.8 DISCLOSURE; ACCESS TO INFORMATION. The Investor had an opportunity to review copies of the SEC Documents (as defined below) filed on behalf of the Company and has had access to all publicly available information with respect to the Company.

Section 3.9 MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 3.10 RELIANCE ON EXEMPTIONS. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the  Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

Section 3.11 Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any prospectus contained therein to the extent required by applicable law and to the extent the prospectus is related to the resale of the Securities.

Section 3.12 Resales of Securities. The Investor represents, warrants and covenants that it will resell such Securities only (i) pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act, or (ii) in compliance with some other exemption under the Securities Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that:

Section 4.1 ORGANIZATION OF THE COMPANY. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.2 AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

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Section 4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 250,000,000 shares of Class A common stock, $0.0001 par value per share, of which 14,020,543 shares of Class A common stock are issued and outstanding as of the date hereof; 100,000,000 shares of Class B common stock, $0.0001 par value per share, of which 571,011 shares of Class B common stock are issued and outstanding as of the date hereof; and 150,000,000 shares of preferred stock, $0.0001 par value per share, of which no shares of preferred stock are issued and outstanding as of the date hereof. Except as set forth in the SEC Documents, the Company has not issued any capital stock since its most recently filed registration statement or periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed registration statement or periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Documents or Securities Purchase Agreement, by and between the Company and Streeterville Capital, LLC (the “Streeterville SPA”), and except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

Section 4.4 LISTING AND MAINTENANCE REQUIREMENTS. As of the Listing Date, the Common Stock will be registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company will have taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating or not allowing such registration. As of the Listing Date, the Company will be, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

Section 4.5 SEC DOCUMENTS; DISCLOSURE. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis (other than a report that is required solely pursuant to Item 1.01, 1.02, 1.04, 1.05, 2.03, 2.04, 2.05, 2.06, 4.02(a) or 5.02(e) of Form 8-K) or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. To the best knowledge of the Company, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

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Section 4.6 VALID ISSUANCES. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

Section 4.7 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Put Shares and Commitment Shares, do not and will not: (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the other Transaction Documents (other than any SEC, FINRA or state securities filings that may be required to be made by the Company subsequent to any Closing or any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

Section 4.8 NO MATERIAL ADVERSE CHANGE. No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in subsequent SEC Documents.

Section 4.9 LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the SEC Documents, there are no actions, suits, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. Except as disclosed in the SEC Documents, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

Section 4.10 REGISTRATION RIGHTS. Except in connection with the Streeterville SPA or as set forth in the SEC Documents, no Person (other than the Investor) has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

Section 4.11 No Solicitation; NO BROKERS. Except with respect to Maxim Group, LLC, a registered broker-dealer, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

ARTICLE V

COVENANTS OF INVESTOR

Section 5.1 COMPLIANCE WITH LAW; TRADING IN SECURITIES. The Investor's trading activities with respect to shares of Common Stock will be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of FINRA and the Principal Market.

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Section 5.2 SHORT SALES AND CONFIDENTIALITY. Neither the Investor, nor any affiliate of the Investor acting on its behalf or pursuant to any understanding with it, will execute any Short Sales during the period from the date hereof to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Put Notice of such number of shares of Common Stock reasonably expected to be purchased under a Put Notice shall not be deemed a Short Sale. The Investor shall, until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in accordance with the terms of this Agreement, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1 LISTING OR QUOTATION OF COMMON STOCK. During the Commitment Period and until this Agreement is terminated, the Company shall promptly secure the listing or quotation of all of the Put Shares to be issued to the Investor hereunder and the Commitment Shares on the Principal Market (subject to official notice of issuance) and shall maintain the listing or quotation of all such Put Shares from time to time issuable hereunder and the Commitment Shares. The Company shall maintain the (i) listing or quotation and (ii) trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of FINRA and the Principal Market.

Section 6.2 OTHER EQUITY LINES AND TRANSACTIONS. So long as this Agreement remains in effect, the Company covenants and agrees that it will not, without the prior written consent of the Investor, enter into any other Variable Rate Transaction (as defined below) or equity line of credit with any other party. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) issues securities at a future determined price. Notwithstanding anything herein to the contrary, a Variable Rate Transaction shall not include any issuance in connection with the Streeterville SPA or pursuant to an Exempt Transaction (as defined in this Agreement). “Exempt Transaction” means the issuance of (a) shares of Common Stock or other securities to officers, directors, employees, service providers, or vendors of the Company, including but not limited to under any equity compensation or incentive plan of the Company; (b) any “at-the-market offering” through a registered broker-dealer, whereby such registered broker-dealer is acting as principal or agent in the purchase of Common Stock from the Company, (c) a public offering of securities of the Company, including but not limited to an underwritten primary offering; and (d) securities pursuant to a merger, consolidation, acquisition, or similar business combination or strategic transactions, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to an entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Section 6.3 FILING OF CURRENT REPORT AND REGISTRATION STATEMENT. The Company agrees that it shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). Pursuant to the terms of the Registration Rights Agreement, the Company shall also file with the SEC, within thirty (30) calendar days from the Streeterville Registration Statement Effective Date (as defined in the Registration Rights Agreement), a new registration statement (the “Registration Statement”) covering the resale of the Put Shares and the Commitment Shares or at the Company’s election in the alternative, take all required action to file the sale of the Put Shares and the Commitment Shares under a current shelf registration statement.

Section 6.4 NO BROKER-DEALER ACKNOWLEDGEMENT. Absent a final adjudication from a court of competent jurisdiction stating otherwise, the Company shall not to any person, institution, governmental or other entity, state, claim, allege, or in any way assert, that Investor is currently, or ever has been, a broker-dealer under the Exchange Act.

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Section 6.5 RESERVATION OF COMMON STOCK. The Company shall maintain a reserve from its duly authorized shares of Common Stock equal to 100% of the Required Minimum Share Reserve in accordance with the terms of this Agreement.

Section 6.6 ISSUANCE OF COMMITMENT SHARES. In consideration for the Investor’s execution and delivery of, and performance under this Agreement, the Company shall cause the Transfer Agent to issue the Commitment Shares to the Investor on the Trading Day immediately following the Initial Measurement Date. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Execution Date, and the issuance of the Commitment Shares is not contingent upon any other event or condition, including, without limitation, the effectiveness of the Registration Statement or the Company’s submission of a Put Notice to the Investor and irrespective of any termination of this Agreement. The Company shall include in the Registration Statement all the Commitment Shares issued to the Investor. If the Closing Trade Price on the date Company receives notice that the SEC has given its approval for the Registration Statement to be declared effective (the “Effectiveness Notice Date”) is less than the Closing Trade Price on the Initial Measurement Date, then the Company will issue additional Commitment Shares to the Investor equal to the difference between the number of Commitment Shares calculated as of the two (2) dates, and will file a pre-effective amendment to the Registration Statement to include such additional Commitment Shares in the Registration Statement. If the Closing Trade Price on the six (6) month anniversary of the Execution Date is less than the Closing Trade Price on the Initial Measurement Date and the Effectiveness Notice Date has not yet occurred, then the Company, following a written request from the Investor, will issue additional Commitment Shares to the Investor equal to the difference between the number of Commitment Shares calculated as of the two (2) dates. Notwithstanding the foregoing, in no event will the issuance of Commitment Shares to Investor cause Investor to exceed the Ownership Limitation (without aggregating beneficial ownership with any of Investor’s affiliates). Any Commitment Shares to which Investor is entitled to pursuant to this Section 6.6 but cannot be delivered without causing Investor to exceed the Ownership Limitation will be held by Company in reserve for the sole and exclusive benefit of Investor. Company covenants and agrees to issue such additional Commitment Shares to Investor from time to time within two (2) Trading Days of a written request from Investor, which request shall include confirmation of Investor’s beneficial ownership as of the date thereof, so long as such requested issuance does not cause Investor to exceed the Ownership Limitation.

ARTICLE VII

CONDITIONS TO DELIVERY OF

PUT NOTICES AND CONDITIONS TO CLOSING

Section 7.1 CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO ISSUE AND SELL PUT SHARES. In addition to the other provisions of this Agreement, the right of the Company to issue and sell the Put Shares to the Investor is subject to the satisfaction of each of the conditions set forth below:

(a) ACCURACY OF INVESTOR'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made at each such time.

(b) PERFORMANCE BY INVESTOR. Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

Section 7.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO PURCHASE PUT SHARES. The obligation of the Investor hereunder to purchase Put Shares is subject to the satisfaction of each of the following conditions:

(a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement covering the resale of the Put Shares and the Commitment Shares, and any amendment or supplement thereto, shall remain effective (the initial date of effectiveness of the Registration Statement, the “Effective Date”) for the resale by the Investor of the Put Shares and Commitment Shares in accordance with the terms of this Agreement and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement or related prospectus shall exist.

(b) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company (such representations and warranties whenever mentioned in this Agreement means as updated in SEC Documents) shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).

(c) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company, including but not limited to the delivery of the Put Shares as provided in Section 2.2(a) of this Agreement.

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(d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.

(e) ADVERSE CHANGES. Since the date of filing of the Company's most recent SEC Document, no event that had or to the knowledge of the Company is reasonably likely to have a Material Adverse Effect has occurred.

(f) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or FINRA, or otherwise halted for any reason, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from its Principal Market (determined as of the execution date of this Agreement). In the event of a suspension, delisting, or halting for any reason, of the trading of the Common Stock, as contemplated by this Section 7.2(f), the Investor shall have the right to return to the Company any remaining amount of Put Shares associated with such Put, and the Purchase Price with respect to such Put shall be reduced accordingly.

(g) BENEFICIAL OWNERSHIP LIMITATION. The number of Commitment Shares issuable hereunder and the number of Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(g), in the event that the amount of Common Stock outstanding, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder, is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than the Beneficial Ownership Limitation following such Closing Date. The “Beneficial Ownership Limitation” shall be: (i) with respect to the Investor individually and not aggregated with the beneficial ownership of its affiliates, 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to a Put Notice; and (ii) with respect to the Investor together with the beneficial ownership of its affiliates, 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to a Put Notice.

(h) NO KNOWLEDGE. The Company shall have no knowledge of any event more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Trading Days following the Trading Day on which such Put Notice is deemed delivered). The Company shall have no knowledge of any untrue statement (or alleged untrue statement) of a material fact or omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in the Registration Statement, any effective registration statement filed pursuant to the Registration Rights Agreement or any post-effective amendment or prospectus which is a part of the foregoing, unless the Company has filed an amendment with the SEC.

(i) OFFICER’S CERTIFICATE. On the date of delivery of each Put Notice, the Investor shall have received the Closing Certificate executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as of the date of each such certificate.

(j) DWAC ELIGIBLE. The Common Stock must be DWAC Eligible and not subject to a “DTC chill.”

(k) SEC DOCUMENTS. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act (other than a report that is required solely pursuant to Item 1.01, 1.02, 1.04, 1.05, 2.03, 2.04, 2.05, 2.06, 4.02(a) or 5.02(e) of Form 8-K) shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act, inclusive of any valid extension of time for such filing.

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(l) BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall not be instituted by or against the Company or any subsidiary of the Company, and in the case of such a proceeding being involuntary or commenced against the Company, which is not dismissed within sixty (60) days (the “Bankruptcy Proceedings”), and the Company shall have no knowledge of any event more likely than not to have the effect of causing Bankruptcy Proceedings to arise. In the event of Bankruptcy Proceedings as contemplated by this Section 7.2(l), the Investor shall have the right to return to the Company any remaining amount of Put Shares associated with such Put, and the Purchase Price with respect to such Put shall be reduced accordingly.

(m) SUFFICIENT AUTHORIZED SHARES. In respect of each Put, the Company has at the time of making the Put sufficient authorized Common Stock to be able to deliver the Put Shares.

(n) NO VIOLATION OF EXCHANGE CAP. The issuance of the Put Shares shall not violate the Exchange Cap or Approval requirements of the Principal Market.

(o) RESERVE. The Company shall have reserved the Required Minimum Share Reserve for the Investor’s benefit under this Agreement, the Company satisfied the reserve requirements with respect to all other contracts between the Company and Investor, and a Transfer Agent instruction letter shall have been executed by the Company and the Transfer Agent as well as acknowledged and agreed to in writing by the Transfer Agent.

(p) NO VIOLATION. No statute, regulation, order, guidance, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction, including, without limitation, the SEC, which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(q) LEGAL OPINION. The Company shall cause to be delivered to the Investor a written opinion of counsel satisfactory to the Investor, in form and substance satisfactory to the Investor and its counsel, relating to the availability and effectiveness of the Registration Statement, as supplemented by any prospectus supplement or amendment thereto, and regarding the Company’s compliance with the federal securities laws of the United States in the issuance, sale and registration of the Put Shares and the Commitment Shares.

ARTICLE VIII

LEGENDS

Section 8.1 NO RESTRICTIVE STOCK LEGEND. No restrictive stock legend shall be placed on the share certificates representing the Put Shares.

Section 8.2 INVESTOR'S COMPLIANCE. Nothing in this Article VIII shall affect in any way the Investor's obligations hereunder to comply with all applicable securities laws upon the sale of the Common Stock.

ARTICLE IX

NOTICES; INDEMNIFICATION

Section 9.1 NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, or email as a PDF, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by email at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

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The addresses for such communications shall be:

If to the Company:

Cloudastructure, Inc.

Attn: James McCormick

228 Hamilton Avenue, 3rd Floor

Palo Alto, California 94301

Email: james@cloudastructure.com and notices@cloudastructure.com

If to the Investor:

Atlas Sciences, LLC

Attn: John M. Fife; Chris Stalcup

297 Auto Mall Drive #4

St. George, Utah 84770

Email: jfife@chicagoventure.com and cstalcup@chicagoventure.com

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

Either party hereto may from time to time change its address or email for notices under this Section 9.1 by giving at least ten (10) days' prior written notice of such changed address to the other party hereto.

Section 9.2 INDEMNIFICATION BY THE COMPANY. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Put Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Put Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

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Section 9.3 INDEMNIFICATION BY INVESTOR. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Put Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws

Section 9.4 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article IX, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article IX except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article IX shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 9.05 Remedies. The remedies provided for in this Article IX are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity.

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ARTICLE X

MISCELLANEOUS

Section 10.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the State of Utah. The Parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

Section 10.2  PAYMENT SET ASIDE. Further, to the extent that the (i) Company makes a payment or payments to the Investor pursuant to this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby, or (ii) the Investor enforces or exercises its rights pursuant to this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof (including but not limited to the sale of the Securities) are for any reason (a) subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, or disgorged by the Investor, or (b) are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver, government entity, or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then (1) to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and (2) the Company shall immediately pay to the Investor a dollar amount equal to the amount that was for any reason (x) subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, or disgorged by the Investor, or (y) required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver, government entity, or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action).

Section 10.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person.

Section 10.4 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as set forth in Section 9.3.

Section 10.5 TERMINATION. The Company may terminate this Agreement at any time by written notice to the Investor, except during any Valuation Period. In addition, this Agreement shall automatically terminate at the end of the Commitment Period. Notwithstanding anything in this Agreement to the contrary, (i) the provisions of Articles III, IV, IX of this Agreement and the agreements and covenants of the Company and the Investor set forth in Article X of this Agreement shall survive the termination of this Agreement and (ii) the Investor shall retain all rights to the Commitment Shares even if this Agreement is terminated.

Section 10.6 ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

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Section 10.7 FEES AND EXPENSES. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor. Upon execution of this Agreement, the Company shall issue the Commitment Shares to Investor for its commitment to enter into this Agreement. The Commitment Shares shall be earned in full upon the execution of this Agreement, and the issuance of the Commitment Shares is not contingent upon any other event or condition, including but not limited to the effectiveness of the Registration Statement or the Company’s submission of a Put Notice to the Investor.

Section 10.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Parties and shall be deemed to be an original instrument which shall be enforceable against the Parties actually executing such counterparts and all of which together shall constitute one and the same instrument. This Agreement may be delivered to the other Parties hereto by email of a copy of this Agreement bearing the signature of the Parties so delivering this Agreement.

Section 10.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 10.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.12 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.13 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.14 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended or waived by the Parties from and after the date that is one (1) Trading Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both Parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 10.15 PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, other than as required by law, without the prior written consent of the other Parties, which consent shall not be unreasonably withheld, conditioned or delayed, except that no prior consent shall be required if such disclosure is required by law or the applicable rules of the Principal Market, in which such case the disclosing party shall provide the other party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except to the extent required by law. The Investor acknowledges that this Agreement and all or part of the Transaction Documents may be deemed to be "material contracts," as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:

CLOUDASTRUCTURE, INC.

By: /s/ James McCormick

James McCormick, Chief Executive Officer

INVESTOR:

ATLAS SCIENCES, LLC

By: /s/ John M. Fife

John M. Fife, President

[Signature Page to Equity Purchase Agreement]

EXHIBIT A

FORM OF PUT NOTICE

TO: ATLAS SCIENCES, LLC

DATE: ____________________

We refer to the Equity Purchase Agreement, dated November 25, 2024 (the “Agreement”), entered into by and between Cloudastructure, Inc. and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1)  Give you notice that we require you to purchase ____________ Put Shares pursuant to the Agreement; and

2)  Certify that, as of the date hereof, the conditions set forth in Section 7.2 of the Agreement are satisfied.

CLOUDASTRUCTURE, INC.

By: _______________________

James McCormick, CEO

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

OF CLOUDASTRUCTURE, INC.

Pursuant to Section 7.2(i) of that certain Equity Purchase Agreement, dated November 25, 2024 (the “Agreement”), by and between Cloudastructure, Inc. (the “Company”) and Atlas Sciences, LLC (the “Investor”), the undersigned, in his capacity as Chief Executive Officer of the Company, and not in his individual capacity, hereby certifies, as of the date hereof (such date, the “Condition Satisfaction Date”), the following:

1.             The representations and warranties of the Company are true and correct in all material respects as of the Condition Satisfaction Date as though made on the Condition Satisfaction Date (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties of the Company set forth in the Agreement to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor; and

2.             All of the conditions precedent to the obligation of the Investor to purchase Put Shares set forth in the Agreement, including but not limited to Section 7.2 of the Agreement, have been satisfied as of the Condition Satisfaction Date.

Capitalized terms used herein shall have the meanings set forth in the Agreement unless otherwise defined herein.

IN WITNESS WHEREOF, the undersigned has hereunto affixed his hand as of the ________, 20__.

By: _______________________

James McCormick, CEO